UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2018

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement with JPMorgan Chase Bank, N.A.

On August 2, 2018, Franklin Street Properties Corp. (the “Company”) entered into an Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent and lender (“JPMorgan”), and the other lending institutions party thereto (the “Amended and Restated Credit Agreement”). The unsecured term loans (the “Term Loan”) under the Amended and Restated Credit Agreement were previously evidenced by a Credit Agreement, dated November 30, 2016, among the Company, JPMorgan, as administrative agent and lender, and the other lending institutions party thereto, as amended by a First Amendment, dated October 18, 2017 (as so amended, the “Original Credit Agreement”).

The purpose of the Amended and Restated Credit Agreement was to amend and restate the Original Credit Agreement in its entirety to, among other things, decrease the interest margin depending on the Company’s credit rating and extend the termination date from November 30, 2018 to November 30, 2021, which maturity date may be extended by two additional six-month periods, or until November 30, 2022 (subject to specified exceptions).  An unsecured term loan in the aggregate principal amount of $150,000,000 made under the Original Credit Agreement remains advanced and outstanding under the Amended and Restated Credit Agreement.

The Term Loan bears interest at either (i) a margin over LIBOR for the applicable interest period depending on the Company’s credit rating (125 basis points over LIBOR at August 2, 2018) or (ii) a margin over the base rate depending on the Company’s credit rating (25 basis points over the base rate at August 2, 2018).  The margin over the LIBOR rate or base rate is determined based on the Company’s credit rating pursuant to the following grid:

Level	Credit Rating	LIBOR Margin	Base Margin
I	A-/A3 (or higher)	85 basis points	0 basis points
II	BBB+/Baa1	90 basis points	0 basis points
III	BBB/Baa2	100 basis points	0 basis points
IV	BBB-/Baa3	125 basis points	25 basis points
V	<BBB-/Baa3	165 basis points	65 basis points

For purposes of the Term Loan, base rate means, for any day, a fluctuating rate per annum equal to the greatest of: (i) JPMorgan’s prime rate in effect on such day, (ii) the greater of the Federal Funds Rate or the overnight bank funding rate in effect on such day, plus 0.50% (but no less than zero), and (iii) the one month Adjusted LIBOR based rate for such day plus 1.00%. If at any time JPMorgan determines that the LIBOR rate should no longer be used for determining interest rates for loans, then JPMorgan and the Company will establish an alternate interest rate to the LIBOR rate based on then prevailing market convention for determining an interest rate for syndicated loans in the United States at such time and, subject to written notice to and no receipt of written objection from other lending institutions party to the Amended and Restated Credit Agreement, will enter into an amendment to the Amended and Restated Credit Agreement to reflect such alternate interest rate.

The Amended and Restated Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations with respect to indebtedness, liens, investments, mergers and acquisitions, disposition of assets, changes in business, certain restricted payments, the requirement to have subsidiaries provide a guaranty in the event that they incur recourse indebtedness and transactions with affiliates. The Amended and Restated Credit Agreement also contains financial covenants that require the Company to maintain a minimum tangible net worth, a maximum leverage ratio, a maximum secured leverage ratio, a minimum fixed charge coverage ratio, a maximum unencumbered leverage ratio, a  minimum unsecured interest coverage ratio and a maximum ratio of certain investments to total assets.The Amended and Restated Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, certain cross defaults and a change in control of the Company (as defined in the Amended and Restated Credit Agreement). In the event of a default by the Company, JPMorgan may, and at the request of the requisite number of lenders shall, declare all obligations under the Amended and Restated Credit Agreement immediately due and payable and enforce any and all rights of the lenders or JPMorgan under the Amended and Restated Credit Agreement and related documents. For certain events of default related to bankruptcy, insolvency, and receivership, all outstanding obligations of the Company will become immediately due and payable. The Company may use the net proceeds of the Term Loan to finance the acquisition of real properties and for other permitted investments; to finance investments associated with Sponsored REITs (as defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017), to refinance or retire indebtedness and for working capital and other general business purposes, in each case to the extent permitted under the Amended and Restated Credit Agreement.

Certain of the lenders party to the Amended and Restated Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The Amended and Restated Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1. The foregoing summary of the Amended and Restated Credit Agreement is qualified in its entirety by the complete text of the Amended and Restated Credit Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01     Other Events.

On August 2, 2018, the Company issued a press release announcing its entry into the Amended and Restated Credit Agreement described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated August 2, 2018, among Franklin Street Properties Corp., JPMorgan Chase Bank, N.A. and the other parties thereto.

99.1	Press Release, dated August 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: August 2, 2018	By:	/s/ George J. Carter
George J. Carter
Chief Executive Officer